Y
                               SEPTEMBER 11, 1997
                       SUPPLEMENT NO. 3 TO PROSPECTUS FOR
                     BOSTON CAPITAL TAX CREDIT FUND IV L.P.
                                     DATED
                                 AUGUST 1, 1997

                   (SUPPLEMENT OFFERING BCTC IV SERIES 31 AND
                  IDENTIFYING CERTAIN ANTICIPATED INVESTMENTS)

--------------------------------------------------------------------------------

     This Supplement is part of, and should be read in conjunction with, the Prospectus of the Fund. Capitalized terms used herein but not defined have the meanings ascribed to them in the Prospectus. This Supplement No. 3 supersedes all previous supplements to the Prospectus.

     Results of BCTC IV Series 30

     The Fund received orders for a total of 2,651,925 BACs ($26,500,000) with respect to Series 30, and issued the last of such Series 30 BACs on September 10, 1997. The aggregate fees paid as of September 10, 1997 to the General Partner and Affiliates with respect to Series 30 were $3,113,750. No additional BACs will be offered with respect to Series 30. The Fund has issued a total of 33,957,577 BACs, raised $339,532,000 and admitted 20,257 Investors with respect to Series 20 through 30 and may still sell up to $20,424,230 to the public if all the BACs in Series 31 are sold. (See "Prior Performance of the General Partner and its Affiliates" in the Prospectus for information about Series 20 through 28.)

     Offering of BCTC IV Series 31

     The Fund is offering, effective September 11, 1997, the twelfth series of BACs ("Series 31") consisting of 4,000,000 BACs, with a minimum required investment of five hundred BACs at $10 per BAC ($5,000) per Investor, on the terms and conditions as are set forth in the Prospectus. No BACs in Series 31 will be issued unless at least 250,000 BACs in such series are sold. In the event that only the minimum amount of 250,000 BACs are sold in Series 31, a significant portion of the Apartment Complexes identified herein will not be invested in. In addition, of each dollar raised by Series 31, approximately 72% to 73% will be used for investments in Apartment Complexes, and about one-half of the balance will be used to pay fees and expenses to the General Partner or its Affiliates. (See "Estimated Use of Proceeds," and "Compensation and Fees" in the Prospectus.) The offering of BACs in Series 31 will not exceed 12 months.

     THE PURCHASE OF BACS IN SERIES 31 WILL NOT ENTITLE THE INVESTOR TO ANY INTEREST IN ANY OTHER SERIES OF THE FUND NOR ANY INTEREST IN BOSTON CAPITAL TAX CREDIT FUND LIMITED PARTNERSHIP, OR BOSTON CAPITAL TAX CREDIT FUND II LIMITED PARTNERSHIP, OR BOSTON CAPITAL TAX CREDIT FUND III L.P.

     The Fund anticipates acquiring, on behalf of Series 31, limited partnership interests in the twenty-five (25) Operating Partnerships more fully described hereinafter (the "Operating Partnerships") pursuant to the provisions of "Investment Objectives and Acquisition Policies," as set forth in the Prospectus. The Operating General Partners (or affiliates thereof) with respect to certain of the Operating Partnerships described below are general partners of other operating partnerships which have been invested in by the Fund on behalf of other series and/or other partnerships affiliated with the General Partner. (See "Conflicts of Interest" in the Prospectus). A significant portion of the funds invested by the Fund in each Operating Partnership will be used to pay fees and expenses to the Operating General Partners. (See the table entitled "Terms of Investment in Operating Partnerships" in this Supplement.)

     The Fund will endeavor to invest in Operating Partnerships with a goal of generating tax credits for allocation to Investors, upon completion and occupancy of all Apartment Complexes, averaging approximately $1.10 to $1.30 per BAC annually in Series 31, which would be the equivalent of an approximate 11%-13% annual Tax Credit as a percentage of capital invested, for the ten year credit period applicable to each Apartment Complex in which Series 31 invests. (See "Investment Objectives and Acquisition Policies" in the Prospectus.) This assumes: (a) the applicability of current tax laws and regulations and current interpretations of such laws and regulations by the courts; (b) each of such Apartment Complexes is occupied with qualifying individuals throughout the 15-year Federal Housing Tax Credit compliance period; and (c) BAC Holders are unable to use any passive tax losses generated by the Fund. These investment objectives do not represent yield or return on investment.

     Assuming: none of the Apartment Complexes invested in by a Series has any value at the end of the 15-year Federal Housing Tax Credit compliance period applicable to the investments of a Series and at such time if an Investor uses the suspended passive losses equal to the unreturned Capital Contribution, the equivalent tax-free internal rate of return would be approximately 5.2%-7.1% for Investors with taxable income which is taxed at that time in the 15%-39.6% tax brackets, respectively. (See "Federal Income Tax Matters--Passive Loss and Tax Credit Limitations" for a discussion of offsetting an Investor's loss of Capital Contribution against active income.) If the Apartment Complexes appreciate in value, such increased value can be recognized through sales of Operating Partnership Interests or the sale or refinancing of Apartment Complexes (even though the restrictions and compliance requirements of the Federal Housing Tax Credit program will continue to apply to such Apartment Complexes at that time), and Investors receive distributions from such sales, the equivalent tax-free internal rate of return will be greater.

     The selection of a 11%-13% annual Tax Credit as a percentage of capital invested, as an investment objective, has been made by the Fund after consulting with the Dealer-Manager regarding tax-free returns currently available to investors in other similar tax credit investments. Pursuant to the rules for the allocation of Federal Housing Tax Credits, the Fund's investment goal is for the following annual tax-free amounts (for each $10,000 investment in Series 31): $200-$400 in 1998; $600-$800 in 1999; $1,100-$1,300 in
2000-2007; $800-$1,000 in 2008 and $300-$500 in 2009. This statement of Tax
Credit investment goal does not represent a forecast of anticipated Tax Credits to be obtained nor does it represent a yield or return on investment. Rather it represents an investment goal of the Fund under the rules for allocation of Tax Credits for the credit period applicable to the Fund's anticipated Series 31 investments. As there is no assurance that the value of the Fund's assets will equal such amount or that such distributions will be made, there is no assurance that any particular tax-free internal rate of return will be achieved. (See "Tax Credit Programs--The Federal Housing Tax Credit", commencing at page 64 of the Prospectus, for a discussion of the allocation of Federal Housing Tax Credits during the applicable credit period.)

     The Fund's investment in Operating Partnerships on behalf of Series 31 will be consistent with the provisions of the Prospectus relating to the investment in Operating Partnerships. (See, particularly, "Investment Objectives and Acquisition Policies," "Investment in Operating Partnerships," and "Sharing Arrangements: Profits, Credits, Losses, Net Cash Flow and Residuals.")

     THE POTENTIAL OPERATING PARTNERSHIP INTERESTS IDENTIFIED BELOW RELATE ONLY TO BCTC IV--SERIES 31.

     While the General Partner believes that the Fund, on behalf of Series 31, is reasonably likely to acquire interests in the Operating Partnerships which are developing or will develop, as applicable, the Apartment Complexes described hereinafter, the Fund may not be able to do so as a result of additional information or changes in circumstances. Before any such acquisition is made, the General Partner will continue and complete its due diligence review as to the applicable Operating Partnership and the related Apartment Complex. This process will include the review and analysis of information concerning, among other matters, market competition and environmental factors; if any significant adverse information is obtained by the General Partner, either action will be taken to mitigate the adverse factor(s), or the acquisition will not be made. If such interests are acquired, the terms may differ materially from those described below. Accordingly, Investors should not rely on the ability of the Fund to invest in these Apartment Complexes or under the described investment terms in deciding whether to invest in the Fund. If the entire $40 million is raised for Series 31, the anticipated acquisition of the Operating Partnership Interests, described hereinafter, will represent approximately 75% of the total money which the Fund currently expects to spend on behalf of Series 31.

Management's Discussion and Analysis of Financial Condition and Results of Operations

Since Series 31 is currently in the offering phase, it has no material assets nor any operating history. The twenty-five (25) Operating Partnerships in which Interests are currently expected to be acquired, and the respective Operating General Partners, are as follows:


               Partnership                       General Partner(s)
               -----------                       ------------------
     1.  Brittney Square L.P.                    Garry Watkins
          (the "Brittney Square Partnership")    Dennis Buckles
     2.  Canton IV L.P.                          Intervest Corporation
          (the "Canton Manor Partnership"
     3.  Canton II L.P.                          Intervest Corporation
          (the "Canton Village Partnership")
     4.  Double Springs Manor II L.P.            Garry Watkins
          (the "Double Springs Partnership")     Dennis Buckles
     5.  Eagle's Ridge L.P.                      Fountainhead Company
          (the "Eagle's Ridge Partnership")
     6.  Ellisville Housing L.P.                 Intervest Corporation
          (the "Elmwood Partnership")
     7.  Giles L.P.                              GEM Management, Inc.
          (the "Giles Partnership")
     8.  Hampden L.P.                            Sencit Associates
          (the "Hampden Partnership")
     9.  Henderson Terrace L.P.                  Fountainhead Company
          (the "Henderson Terrace Partnership")
    10.  Hurricane Hills II L.C.                 David W. Adams
          (the "Hurricane Hills Partnership")
    11.  Lakeview Court L.P.                     Fountainhead Company
          (the "Lakeview Court Partnership")
    12.  Canton I L.P.                           Intervest Corporation
          (the "Madison Heights Partnership")
    13.  Manchester Lakes L.P.                   First Centrum Corporation
          (the "Manchester Lakes Partnership")
    14.  Mesquite Trails L.P.                    Fountainhead Company
          (the "Mesquite Trails Partnership")
    15.  Montfort L.P.                           Liberty Group
          (the "Montfort Partnership")

            Partnership                      General Partner(s)
            -----------                      ------------------
    16.  Northpark Apartments L.P.           Fountainhead Company
          (the "Northpark Partnership")
    17.  Nottoway Manor L.P.                 GEM Management, Inc.
          (the "Nottoway Partnership")
    18.  Heritage I L.P.                     Phillips Development
          (the "Park Ridge Partnership")     Corporation
    19.  Parkland Partnership L.P.           J.H. Thames, Jr.
          (the "Parkland Partnership")       Rodney Triplett
    20.  Pilot Point L.P.                    Fountainhead Company
          (the "Pilot Point Partnership")
    21.  Plantersville L.P.                  Intervest Corporation
          (the "Plantersville Partnership")
    22.  Riverbend Apartments L.P.           Realty Resources Chartered
          (the "Riverbend Partnership")      Joseph M. Cloutier
    23.  Canton III L.P.                     Intervest Corporation
          (the "Royal Estates Partnership")
    24.  Hattiesburg Housing L.P.            Intervest Corporation
          (the "Springs Manor Partnership")
    25.  Windsor Park L.P.                   J.H. Thames, Jr.
          (the "Windsor Park Partnership")   Park Development

     Permanent Mortgage Loan financing for the Apartment Complexes described herein is being or will be provided from a variety of sources, as described below. The Apartment Complexes described in this Supplement are anticipated to complete construction or rehabilitation, as applicable, during 1998 and 1999. Certain of the Apartment Complexes, as described below, have not yet begun construction. Delays in construction could occur with respect to Apartment Complexes currently under construction or as to which construction has not yet commenced, which could result in delay or reduction in achieving Tax Credits. (See "Risk Factors--Tax Risks Associated with the Fund's Investments" in the Prospectus.) The General Partner believes that each of the Apartment Complexes has or will have adequate property insurance. The tables included in this Supplement describe in greater detail information concerning the Apartment Complexes and the anticipated terms of investment in each Operating Partnership.

     The Priority Return Base for Series 31 is $1.20 per BAC (12%). (See "Glossary" at page 162 of the Prospectus for the definition of the term "Priority Return Base.") Investors should note that the "Priority Return Base" is the level of return that must be provided to Investors before the General Partner may receive a 5% share in the proceeds from the sale or refinancing of Apartment Complexes or Operating Partnership Interests. (See "Liquidation Phase" at page 49 of the Prospectus.) In establishing the Priority Return Base, the General Partner is not representing that the Fund is expected to provide this level of return to Investors. The General Partner will receive fees and compensation for services prior to BAC Holders receiving the Priority Return.

                 INFORMATION CONCERNING THE APARTMENT COMPLEXES

                                                       Basic
                          Location of     Number    Monthly(1)
     Partnership Name      Property      of Units      Rents
     ------------------ ---------------- ---------- ------------
 1.    Brittney          Bowling Green,     20      $440 3BR
       Square            Kentucky
       Partnership
 2.    Canton            Canton,            32      $315 1BR
       Manor             Mississippi                $340 2BR
       Partnership
 3.    Canton            Canton,            42      $315 1BR
       Village           Mississippi                $340 2BR
       Partnership
 4.    Double Springs    Bowling Green,     25      $270 1BR
       Partnership       Kentucky                   $315 2BR
 5.    Eagle's Ridge     Decatur,           24      $224 1BR
       Partnership       Texas                      $239 2BR
 6.    Elmwood           Ellisville,        32      $265 1BR
       Partnership       Mississippi                $300 2BR
 7.    Giles             Amelia,            16      $267 1BR
       Partnership       Virginia                   $302 2BR



      Government      Permanent     Mortgage    Annual                        Annual
      Assistance       Mortgage     Interest   Reserve     Management       Management
      Anticipated      Loan(3)        Rate      Amount        Agent             Fee
     -------------- --------------- ---------- --------- ---------------- ----------------
 1.   Assisted      Kentucky          6%        $4,000    Homeland, Inc.  6% of
      Loan          Housing                                               net rental
      Program       Corporation                                           income
      (4)           $660,000(4)
 2.   FmHA          $300,000         1% (2)     $6,400    Intervest       $22 per
      Sec. 515;     Mississippi       1%                  Management      occupied unit
      HOME          Home                                                  per month
      Investment    Corporation
      Partnerships  $230,000(5)
      Program
      (5)
 3.   FmHA          $400,000         1% (2)     $8,400    Intervest       $22 per
      Sec. 515;     Mississippi       1%                  Management      occupied unit
      HOME          Home                                                  per month
      Investment    Corporation
      Partnerships  $300,000(6)
      Program
      (6)
 4.   Multifamily   Kentucky          3%        $6,250    Homeland, Inc.  5% of net
      Production    Housing                                               rental income
      Program       Corporation
      (7)           $416,000(7)
 5.   FmHA          $1,462,000       1% (2)     $4,800    Fountainhead    $24 per
      Sec. 515                                            Management      occupied unit
      with 100%                                                           per month
      rental
      assistance
 6.   FmHA          $850,000         1% (2)     $6,400    Intervest       $24 per
      Sec. 515                                            Management      occupied unit
      with 100%                                                           per month
      rental
      assistance
 7.   FmHA          $737,200         1% (2)     $4,000    GEM             $24 per
      Sec. 515                                            Management,     occupied unit
      with 50%                                            Inc.            per month
      rental
      assistance

                                                      Basic
                          Location of    Number    Monthly(1)
      Partnership Name     Property     of Units      Rents
      ------------------ -------------- ---------- ------------
  8.     Hampden          Hampden           61     $380-
         Partnership      Township,                $481 2BR
                          Pennsylvania             $489-
                                                   $602 3BR
  9.     Henderson        Bridgeport,       24     $218 1BR
         Terrace          Texas                    $247 2BR
         Partnership
 10.     Hurricane        Hurricane,        28     $306-
         Hills            Utah                     $501 3BR
         Partnership                               $337-
                                                   $559 4BR
 11.     Lakeview         Little Elm,       24     $217 1BR
         Court            Texas                    $238 2BR
         Partnership
 12.     Madison          Canton,           80     $315 1BR
         Heights          Mississippi              $340 2BR
         Partnership
 13.     Manchester       Alexandria,      136     $520 1BR
         Lakes            Virginia                 $585 2BR
         Partnership                               $640 3BR
 14.     Mesquite         Jacksboro,        24     $213 1BR
         Trails           Texas                    $239 2BR
         Partnership



       Government      Permanent     Mortgage    Annual                     Annual
       Assistance       Mortgage     Interest   Reserve    Management     Management
       Anticipated      Loan(3)        Rate     Amount        Agent          Fee
      -------------- --------------- ---------- --------- -------------- -------------
  8.   HOME          Pennsylvania      1%         $18,300  Sencit        6% of net
       Investment    Housing           8%                  Management    rental
       Partnerships  Finance                                             income
       Program(a)    Agency
       Penn Homes    $680,000(a)
       Program(b)    Pennsylvania
       (8)           Housing
                     Finance
                     Agency
                     $1,440,000(b)
                     (8)
  9.   FmHA          $364,000         1% (2)      $ 4,800  Fountainhead  $24 per
       Sec. 515                                            Management    occupied
       with 100%                                                         unit
       rental                                                            per month
       assistance
 10.   Federal       BCMC,             9%         $ 4,200  Adams         6% of net
       Housing       Inc.                                  Management    rental
       Tax           $805,000                              Company       income
       Credits       (9)
 11.   FmHA          $248,000         1% (2)      $ 4,800  Fountainhead  $24 per
       Sec. 515                                            Management    occupied
       with 100%                                                         unit
       rental                                                            per month
       assistance
 12.   FmHA          $975,000         1% (2)      $16,000  Intervest     $20 per
       Sec. 515;     Mississippi       1%                  Management    occupied
       HOME          Home                                                unit
       Investment    Corporation                                         per month
       Partnerships  $500,000
       Program       (10)
       (10)
 13.   Federal       Midland           9%         $27,200  Centrum       6% of net
       Housing       Mortgage                              Management    rental
       Tax           Investment                                          income
       Credits       Corporation
                     $3,169,000
                     (11)
 14.   FmHA          $592,000         1% (2)      $ 4,800  Fountainhead  $24 per
       Sec. 515                                            Management    occupied
       with 100%                                                         unit
       rental                                                            per month
       assistance

                                                        Basic
                           Location of     Number    Monthly(1)
      Partnership Name      Property      of Units      Rents
      ------------------ ---------------- ---------- ------------
 15.    Montfort          Portland,          140     $441 1BR
        Partnership       Maine                      $502 2BR
                                                     $568 3BR
                                                     $610 4BR
 16.    Northpark         Marietta,           24     $224 1BR
        Partnership       Oklahoma                   $248 2BR
 17.    Nottoway          Blackstone,         28     $287 1BR
        Partnership       Virginia                   $312 2BR
 18.    Park Ridge        McKee,              22     $310 1BR
        Partnership       Kentucky                   $350 2BR
                                                     $380 3BR
 19.    Parkland          Cleveland,          84     $309-
        Partnership       Tennessee                  $379 1BR
                                                     $367-
                                                     $451 2BR
                                                     $508 3BR
 20.    Pilot             Pilot Point,        24     $202 1BR
        Point             Texas                      $246 2BR
        Partnership
 21.    Plantersville     Plantersville,      24     $265 1BR
        Partnership       Mississippi                $300 2BR
 22.    Riverbend         Biddeford,          28     $258-
        Partnership       Maine                      $495 2BR
                                                     $296-
                                                     $570 3BR



       Government     Permanent     Mortgage    Annual                     Annual
       Assistance      Mortgage     Interest   Reserve    Management     Management
      Anticipated      Loan(3)        Rate     Amount        Agent          Fee
      ------------- --------------- ---------- --------- -------------- -------------
 15.   Tax Exempt   Maine             7%         $28,000  Liberty       5% of net
       Bond         Housing                               Management    rental
       Financing    Authority                             Company       income
       Program      $3,650,000
       (12)         (12)
 16.   FmHA         $1,530,000       1% (2)      $ 4,800  Fountainhead  $24 per
       Sec. 515                                           Management    occupied
       with 100%                                                        unit
       rental                                                           per month
       assistance
 17.   FmHA         $889,400         1% (2)      $ 7,000  GEM           $23 per
       Sec. 515                                           Management,   occupied
       with 100%                                          Inc.          unit
       rental                                                           per month
       assistance
 18.   FmHA         $897,750         1% (2)      $ 8,900  Phillips      $22 per
       Sec. 515                                           Development   occupied
       with 100%                                          Corporation   unit
       rental                                                           per month
       assistance
 19.   Federal      BCMC,             9%         $16,800  Park          5% of net
       Housing      Inc.                                  Management    rental
       Tax          $1,800,000                                          income
       Credits      (13)
 20.   FmHA         $492,000         1% (2)      $ 4,800  Fountainhead  $24 per
       Sec. 515                                           Management    occupied
       with 100%                                                        unit
       rental                                                           per month
       assistance
 21.   FmHA         $800,000         1% (2)      $ 4,800  Intervest     $22 per
       Sec. 515                                           Management    occupied
       with 100%                                                        unit
       rental                                                           per month
       assistance
 22.   Rental Loan  Maine State       6%         $ 5,600  Realty        6% of net
       Program      Housing                               Resources     rental
       (14)         Authority                             Management    income
                    $925,000
                    (14)

                                                      Basic
                          Location of    Number    Monthly(1)
      Partnership Name     Property     of Units      Rents
      ------------------ -------------- ---------- ------------
 23.     Royal            Canton,           32     $315 1BR
         Estates          Mississippi              $340 2BR
         Partnership
 24.     Springs          Hattiesburg,      32     $265 1BR
         Manor            Mississippi              $300 2BR
         Partnership
 25.     Windsor          Jackson,         279     $419 1BR
         Park             Mississippi              $495 2BR
         Partnership                               $562 3BR



       Government      Permanent     Mortgage    Annual                    Annual
       Assistance       Mortgage     Interest   Reserve    Management    Management
       Anticipated      Loan(3)        Rate     Amount       Agent          Fee
      -------------- --------------- ---------- --------- ------------- -------------
 23.   FmHA          $300,000         1% (2)      $ 6,400  Intervest    $22 per
       Sec. 515;     Mississippi       1%                  Management   occupied
       HOME          Home                                               unit
       Investment    Corporation                                        per month
       Partnerships  $230,000
       Program       (15)
       (15)
 24.   FmHA          $875,000         1% (2)      $ 6,400  Intervest    $22 per
       Sec. 515                                            Management   occupied
       with 100%                                                        unit
       rental                                                           per month
       assistance
 25.   Tax           Mississippi       8%         $69,750  Park         6% of net
       Exempt        Home                                  Development  rental
       Bond          Corporation                                        income
       Financing     $7,500,000
       Program       (16)
       (16)

 (1) Exclusive of utilities, unless indicated otherwise.
 (2) FmHA 515 loan with a term of 50 years and a stated interest rate of between 7.5% and 9.5%, written down to an effective rate of 1% through an interest credit subsidy, and payments of principal and interest on the basis of a 50 year amortization schedule.
 (3) Except as and to the extent noted in the following footnote, the terms of all permanent mortgage loans described in the following footnotes, which have a term to maturity which is shorter than the term employed for the amortization schedule, provide or are expected to provide that the entire outstanding balance of principal of and interest on such permanent mortgage loan shall be due and payable in full at the maturity of such mortgage loan.
 (4) The terms of the Brittney Square Partnership's anticipated permanent first mortgage loan in the amount of $660,000 are expected to include a term of 30 years, an interest rate of 6% and payments of principal and interest on the basis of a 30 year amortization schedule.
 (5) The terms of the Canton Manor Partnership's anticipated permanent second mortgage loan in the amount of $230,000 are expected to include a term of 30 years, an interest rate of 1% and payments of principal and interest on the basis of a 30 year amortization schedule, provided, however, that the terms of the permanent second mortgage loan will provide for the deferral and accrual of payments of principal and interest based on available cash flow, and for the payment of the entire outstanding balance of principal and interest at the end of the 30-year term.
 (6) The terms of the Canton Village Partnership's anticipated permanent second mortgage loan in the amount of $400,000 are expected to include a term of 30 years, an interest rate of 1% and payments of principal and interest on the basis of a 30 year amortization schedule, provided, however, that the terms of the permanent second mortgage loan will provide for the deferral and accrual of payments of principal and interest based on available cash flow, and for the payment of the entire outstanding balance of principal and interest at the end of the 30-year term.
 (7) The terms of the Double Springs Partnership's anticipated permanent first mortgage loan in the amount of $4,160,000 are expected to include a term of 30 years, an interest rate of 3% and payments of principal and interest on the basis of a 30 year amortization schedule.
 (8) (a) The terms of the Hampden Partnership's anticipated permanent first mortgage loan in the amount of $680,000 are expected to include a term of 30 years, an interest rate of 1% and payments of principal and interest on the basis of a 30 year amortization schedule.
     (b) The terms of the Hampden Partnership's anticipated permanent second mortgage loan in the amount of $1,440,000 are expected to include a term of 30 years, an interest rate of 8% and payments of principal and interest on the basis of a 30 year amortization schedule, provided, however, that the terms of the permanent second mortgage loan will provide for the deferral and accrual of payments of principal and interest based on available cash flow, and for the payment of the entire outstanding balance of principal and interest at the end of the 30-year term.
 (9) The terms of the Hurricane Hills Partnership's anticipated permanent first mortgage loan in the amount of $805,000 are expected to include a term of 30 years, an interest rate of 9% and payments of principal and interest on the basis of a 30 year amortization schedule.
(10) The terms of the Madison Heights Partnership's anticipated permanent second mortgage loan in the amount of $500,000 are expected to include a term of 30 years, an interest rate of 1% and payments of principal and interest on the basis of a 30 year amortization schedule, provided, however, that the terms of the permanent second mortgage loan will provide for the deferral and accrual of payments of principal and interest based on available cash flow, and for the payment of the entire outstanding balance of principal and interest at the end of the 30-year term.
(11) The terms of the Manchester Lakes Partnership's anticipated permanent first mortgage loan in the amount of $3,169,000 are expected to include a term of 30 years, an interest rate of 9% and payments of principal and interest on the basis of a 30 year amortization schedule.
(12) The terms of the Montfort Partnership's anticipated permanent first mortgage loan in the amount of $3,650,000 are expected to include a term of 30 years, an interest rate of 7% and payments of principal and interest on the basis of a 30 year amortization schedule.
(13) The terms of the Parkland Partnership's anticipated permanent first mortgage loan in the amount of $1,800,000 are expected to include a term of 30 years, an interest rate of 9% and payments of principal and interest on the basis of a 30 year amortization schedule.
(14) The terms of the Riverbend Partnership's anticipated permanent first mortgage loan in the amount of $925,000 are expected to include a term of 30 years, an interest rate of 6% and payments of principal and interest on the basis of a 30 year amortization schedule.
(15) The terms of the Royal Estates Partnership's anticipated permanent second mortgage loan in the amount of $230,000 are expected to include a term of 30 years, an interest rate of 1% and payments of principal and interest on the basis of a 30 year amortization schedule, provided, however, that the terms of the permanent second mortgage loan will provide for the deferral and accrual of payments of principal and interest based on available cash flow, and for the payment of the entire outstanding balance of principal and interest at the end of the 30-year term.
(16) The terms of the Windsor Park Partnership's anticipated permanent first mortgage loan in the amount of $7,500,000 are expected to include a term of 3 years, an interest rate of 8% and payments of principal and interest on the basis of a 30 year amortization schedule.

                 TERMS OF INVESTMENT IN OPERATING PARTNERSHIPS

                                        Ownership
                                       Interest (%)
                                         Profits,
                                         Losses,        Operating
                           BCTC IV      Credit/Net       General
        Partnership        Capital         Cash          Partner
            Name        Contribution   Flow/Backend   Contribution
      ----------------- -------------- -------------- --------------
 1.    Brittney Square    $  676,520     100/20/50       $   100
       Partnership
 2.    Canton Manor       $  275,679     99/50/50        $   100
       Partnership
 3.    Canton Village     $  374,591     99/50/50        $   100
       Partnership
 4.    Double Springs     $  655,020     99/20/50        $   100
       Partnership
 5.    Eagle's Ridge      $  441,243     100/50/50       $19,000
       Partnership
 6.    Elmwood            $  256,019     99/50/50        $21,312
       Partnership
 7.    Giles              $  201,041     99/50/50        $12,400
       Partnership
 8.    Hampden            $2,690,000     99.9/30/30      $   100
       Partnership
 9.    Henderson          $  109,950     100/50/50       $ 8,000
       Terrace
       Partnership
10.    Hurricane          $2,022,293     99/20/20        $   100
       Hills
       Partnership
11.    Lakeview           $   74,725     100/50/50       $ 7,500
       Court
       Partnership
12.    Madison            $  797,270     99/50/50        $   100
       Heights
       Partnership


                                           Fund's
                                        Approximate
                                          Average      Development       Annual
                                           Annual       Fee/Other      Partnership       Asset
         Operating        Operating     Anticipated   Distributions    Management     Management
          Deficit       Partnership's     Federal      to Operating      Fee to      Fee to Boston
         Guarantee       Credit Base       Credit           GP        Operating GP      Capital
      ----------------- --------------- ------------- --------------- -------------- --------------
 1.   $200,000 in         $1,185,000      $102,503       $130,000         $  750         $  750
      the aggregate
      for 5 years
 2.   Unlimited in        $  530,000      $ 43,075       $ 70,000         $1,000         $1,000
      amount for
      5 years
 3.   Unlimited in        $  687,545      $ 58,530       $ 80,000         $1,000         $1,000
      amount for
      5 years
 4.   $200,000 in         $1,174,000      $ 99,246       $119,000         $2,000         $2,000
      the aggregate
      for 5 years
 5.   Unlimited in        $1,828,000      $ 66,855       $125,000         $  750         $  750
      time and
      amount
 6.   Unlimited in        $1,100,000      $ 40,000       $ 25,000         $  750         $  750
      amount for
      5 years
 7.   Unlimited           $  878,000      $ 31,413       $ 45,000         $  500         $  500
      in time
      and amount
8.    $140,000 in         $4,516,000      $386,493       $575,950         $6,100         $6,100
      the aggregate
      for 3 years
 9.   Unlimited           $  456,000      $ 16,659       $ 80,000         $  750         $  750
      in time
      and amount
10.   Unlimited           $3,514,178      $311,122              0         $2,800         $2,800
      in amount
      for 3 years
11.   Unlimited           $  310,000      $ 11,322       $ 80,000         $  750         $  750
      in time
      and amount
12.   Unlimited           $1,463,000      $124,565       $150,000         $1,000         $1,000
      in amount
      for 5 years

                                      Ownership
                                     Interest (%)
                                       Profits,
                                       Losses,        Operating
                         BCTC IV      Credit/Net       General      Operating
       Partnership       Capital         Cash          Partner       Deficit
           Name       Contribution   Flow/Backend   Contribution    Guarantee
      --------------- -------------- -------------- -------------- ------------
13.    Manchester       $3,188,716     99/20/50        $   100     Unlimited
       Lakes                                                       in amount
       Partnership                                                 for 4 years
14.    Mesquite         $  178,669     100/50/50       $19,000     Unlimited
       Trails                                                      in time
       Partnership                                                 and amount
15.    Montfort         $  789,751     99/40/40        $   100     Unlimited
       Partnership                                                 in amount
                                                                   for 5 years
16.    Northpark        $  461,340     100/50/50       $22,000     Unlimited
       Partnership                                                 in time
                                                                   and amount
17.    Nottoway         $  239,488     99/50/50        $17,500     Unlimited
       Partnership                                                 in time
                                                                   and amount
18.    Park Ridge       $  397,293     99/50/50        $47,250     Unlimited
       Partnership                                                 in amount
                                                                   for 3 years
19.    Parkland         $3,248,342     100/10/35       $   100     Unlimited
       Partnership                                                 in amount
                                                                   for 3 years
20.    Pilot Point      $  148,606     100/50/50       $12,000     Unlimited
       Partnership                                                 in time
                                                                   and amount
21.    Plantersville    $  237,828     99/50/50        $24,121     Unlimited
       Partnership                                                 in amount
                                                                   for 5 years
22.    Riverbend        $1,700,360     100/50/50       $   100     Unlimited
       Partnership                                                 in amount
                                                                   for 3 years
23.    Royal Estates    $  288,782     99/50/50        $   100     Unlimited
       Partnership                                                 in amount
                                                                   for 5 years
24.    Springs          $  332,482     99/50/50        $26,071     Unlimited
       Manor                                                       in amount
       Partnership                                                 for 5 years
25.    Windsor Park     $2,511,273     100/75/50       $   100     Unlimited
       Partnership                                                 in amount
                                                                   for 10 years



                         Fund's
                      Approximate
                      Average        Development       Annual
                         Annual       Fee/Other      Partnership       Asset
        Operating     Anticipated   Distributions    Management     Management
      Partnership's     Federal      to Operating      Fee to      Fee to Boston
       Credit Base       Credit           GP        Operating GP      Capital
      --------------- ------------- --------------- -------------- --------------
13.     $ 5,762,000     $490,572       $470,000        $10,000        $10,000
14.     $   740,000     $ 27,071       $120,000        $   750        $   750
15.     $ 3,422,000     $112,181       $300,000        $14,000        $14,000
16.     $ 1,910,000     $ 69,900       $140,000        $ 1,000        $ 1,000
17.     $ 1,164,000     $ 37,420       $ 55,000        $   500        $   500
18.     $ 1,700,000     $ 62,077       $170,000        $   500        $   500
19.     $ 5,977,000     $492,173       $448,000        $ 5,000        $ 5,000
20.     $   616,000     $ 22,516       $100,000        $   750        $   750
21.     $ 1,020,000     $ 37,161       $ 20,000        $   500        $   500
22.     $ 2,930,000     $250,053       $320,000        $ 2,800        $ 2,800
23.     $   530,000     $ 45,122       $ 70,000        $ 1,000        $ 1,000
24.     $ 1,425,000     $ 51,950       $ 25,000        $   750        $   750
25.     $10,104,000     $374,817       $723,000        $ 8,000        $ 8,000

THE BRITTNEY SQUARE PARTNERSHIP

(Brittney Square Apartments)

       Brittney Square Apartments is a 20-unit apartment complex for families which is to be constructed in Bowling Green, Kentucky. Brittney Square Apartments will consist of 20 three-bedroom units contained in 4 buildings. The complex will offer a playground and central laundry facilities.

       Individual units will contain a refrigerator, range, dishwasher, disposal and a patio or porch.

       Construction of Brittney Square Apartments is anticipated to begin in November, 1997. The Operating General Partners anticipate that construction completion and occupancy will occur as follows:



Number                           Number
of Units       Completion        of Units       Rent-Up
----------   -----------------   ----------   ---------------
    10       September, 1998       10         October, 1998
    10       October, 1998         10         November, 1998

THE CANTON MANOR PARTNERSHIP

(Canton Manor Apartments)

       Canton Manor Apartments is an existing 32-unit apartment complex for families which is to be rehabilitated in Canton, Mississippi. Canton Manor Apartments will consist of 20 one-bedroom units and 12 two-bedroom units contained in 8 buildings. The complex will offer a function room and central laundry facilities.

       Individual units will contain a refrigerator, range and a patio or porch.

       Rehabilitation of Canton Manor Apartments is anticipated to begin in March, 1998. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:


Number                           Number
of Units       Completion        of Units       Rent-Up
----------   -----------------   ----------   ---------------
    16       September, 1998       16         October, 1998
    16       October, 1998         16         November, 1998

THE CANTON VILLAGE PARTNERSHIP

(Canton Village Apartments)

       Canton Village Apartments is an existing 42-unit apartment complex for families which is to be rehabilitated in Canton, Mississippi. Canton Village Apartments will consist of 30 one-bedroom units, and 12 two-bedroom units contained in 7 buildings. The complex will offer a function room and central laundry facilities.

       Individual units will contain a refrigerator, range and a patio or porch.

       Rehabilitation of Canton Village Apartments is anticipated to begin in March, 1998. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:


Number                           Number
of Units       Completion        of Units       Rent-Up
----------   -----------------   ----------   ---------------
    21       September, 1998       21         October, 1998
    21       October, 1998         21         November, 1998

THE DOUBLE SPRINGS PARTNERSHIP (Double Springs Manor Apartments)

       Double Springs Manor Apartments is a 25-unit apartment complex for families which is to be constructed in Bowling Green, Kentucky. Double Springs Manor Apartments will consist of 9 one-bedroom units and 16 two-bedroom units contained in 1 building. The complex will offer a meeting room and central laundry facilities.

       Individual units will contain a refrigerator, range, dishwasher, disposal and air conditioning.

       Construction of Double Springs Manor Apartments is anticipated to begin in March, 1998. The Operating General Partners anticipate that construction completion and occupancy will occur as follows:


Number                      Number
of Units     Completion     of Units        Rent-Up
----------   ------------   ----------   ----------------
    25       July, 1998        8         August, 1998
                               8         September, 1998
                               9         October, 1998

THE EAGLE'S RIDGE PARTNERSHIP

(Eagle's Ridge Apartments)

       Eagle's Ridge Apartments is an existing 24-unit apartment complex for families which is to be rehabilitated in Decatur, Texas. Eagle's Ridge Apartments will consist of 18 one-bedroom units and 6 two-bedroom units contained in 6 buildings. The complex will offer central laundry facilities.

       Individual units will contain a refrigerator, range, air conditioning and a patio or porch.

       Rehabilitation of Eagle's Ridge Apartments is anticipated to begin in March, 1998. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:


Number                           Number
of Units       Completion        of Units        Rent-Up
----------   -----------------   ----------   ----------------
    12       August, 1998           8         September, 1998
    12       September, 1998        8         October, 1998
                                    8         November, 1998

THE ELMWOOD PARTNERSHIP

(Elmwood Apartments)

       Elmwood Apartments is an existing 32-unit apartment complex for families which is to be rehabilitated in Ellisville, Mississippi. Elmwood Apartments will consist of 20 one-bedroom units and 12 two-bedroom units contained in 8 buildings. The complex will offer central laundry facilities.

       Individual units will contain a refrigerator, range and a patio or porch.

       Rehabilitation of Elmwood Apartments is anticipated to begin in May, 1998. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:


Number                           Number
of Units       Completion        of Units       Rent-Up
----------   -----------------   ----------   ---------------
    16       September, 1998       16         October, 1998
    16       October, 1998         16         November, 1998

THE GILES PARTNERSHIP

(Giles Apartments)

       Giles Apartments is an existing 16-unit apartment complex for families which is to be rehabilitated in Amelia, Virginia. Giles Apartments will consist of 8 one-bedroom units and 8 two-bedroom units contained in 2 buildings. The complex will offer central laundry facilities.

       Individual units will contain a refrigerator, range, air conditioning and a patio or balcony.

       Rehabilitation of Giles Apartments is anticipated to begin in October, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:


Number                       Number
of Units     Completion      of Units     Rent-Up
----------   -------------   ----------   ----------
    16       April, 1998       16         May, 1998

THE HAMPDEN PARTNERSHIP

(Roth Village Apartments)

       Roth Village Apartments is a 61-unit apartment complex for families which is to be constructed on Roth Lane in Hampden Township, Pennsylvania. Roth Village Apartments will consist of 53 two-bedroom units and 8 three-bedroom units contained in 7 buildings. The complex will offer a meeting/function room, playground and central laundry facilities.

       Individual units will contain a refrigerator, range, dishwasher, cable television hook-up and a patio or porch.

       Construction of Roth Village Apartments is anticipated to begin in January, 1998. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:


Number                          Number
of Units      Completion        of Units       Rent-Up
----------   ----------------   ----------   ---------------
    16       November, 1998       31         January, 1999
    15       December, 1998       15         February, 1999
    15       January, 1999        15         March, 1999
    15       February, 1999

THE HENDERSON TERRACE PARTNERSHIP

(Henderson Terrace Apartments)

       Henderson Terrace Apartments is an existing 24-unit apartment complex for families which is to be rehabilitated in Bridgeport, Texas. Henderson Terrace Apartments will consist of 18 one-bedroom units and 6 two-bedroom units contained in 6 buildings. The complex will offer central laundry facilities.

       Individual units will contain a refrigerator, range, air conditioning and a patio or porch.

       Rehabilitation of Henderson Terrace Apartments is anticipated to begin in March, 1998. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:


Number                           Number
of Units       Completion        of Units        Rent-Up
----------   -----------------   ----------   ----------------
    12       August, 1998           8         September, 1998
    12       September, 1998        8         October, 1998
                                    8         November, 1998

THE HURRICANE HILLS PARTNERSHIP

(Hurricane Hills Apartments)

       Hurricane Hills Apartments is a 28-unit apartment complex for families which is to be constructed on West 50 Street South in Hurricane, Utah. Hurricane Hills Apartments will consist of 14 three-bedroom units and 14 four-bedroom units contained in 14 buildings. The complex will offer a garage and central laundry facilities.

       Individual units will contain a refrigerator, range with exhaust fan, dishwasher, disposal, air conditioning, cable television hook-up and a patio or porch.

       Construction of Hurricane Hills Apartments is anticipated to begin in December, 1997. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:


Number                          Number
of Units      Completion        of Units       Rent-Up
----------   ----------------   ----------   ---------------
     8       October, 1998         8         November, 1998
    10       November, 1998       10         December, 1998
    10       December, 1998       10         January, 1999

THE LAKEVIEW COURT PARTNERSHIP

(Lakeview Court Apartments)

       Lakeview Court Apartments is an existing 24-unit apartment complex for families which is to be rehabilitated in Little Elm, Texas. Lakeview Court Apartments will consist of 18 one-bedroom units and 6 two-bedroom units contained in 8 buildings. The complex will offer central laundry facilities.

       Individual units will contain a refrigerator, range, air conditioning and a patio or porch.

       Rehabilitation of Lakeview Court Apartments is anticipated to begin in February, 1998. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:


Number                           Number
of Units       Completion        of Units        Rent-Up
----------   -----------------   ----------   ----------------
    12       August, 1998           8         September, 1998
    12       September, 1998        8         October, 1998
                                    8         November, 1998

THE MADISON HEIGHTS PARTNERSHIP

(Madison Heights Apartments)

       Madison Heights Apartments is an existing 80-unit apartment complex for families which is to be rehabilitated in Canton, Mississippi. Madison Heights Apartments will consist of 50 one-bedroom units and 30 two-bedroom units contained in 16 buildings. The complex will offer a function room and central laundry facilities.

       Individual units will contain a refrigerator, range and a patio or porch.

       Rehabilitation of Madison Heights Apartments is anticipated to begin in February, 1998. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:


Number                           Number
of Units       Completion        of Units        Rent-Up
----------   -----------------   ----------   ----------------
    20       July, 1998            20         August, 1998
    20       August, 1998          20         September, 1998
    20       September, 1998       20         October, 1998
    20       October, 1998         20         November, 1998

THE MANCHESTER LAKES PARTNERSHIP

(Manchester Lakes Apartments)

       Manchester Lakes Apartments is a 136-unit apartment complex for families which is to be constructed on Manchester Lakes Boulevard in Alexandria, Virginia. Manchester Lakes Apartments will consist of 41 one-bedroom units, 53 two-bedroom units and 42 three-bedroom units contained in 12 buildings. The complex will offer a function room, pool and central laundry facilities.

       Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning and a patio or porch.

       Construction of Manchester Lakes Apartments is anticipated to begin in February, 1998. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:


Number                           Number
of Units       Completion        of Units        Rent-Up
----------   -----------------   ----------   ----------------
    34       August, 1998          17         September, 1998
    34       September, 1998       17         October, 1998
    34       October, 1998         17         November, 1998
    34       November, 1998        17         December, 1998
                                   17         January, 1999
                                   17         February, 1999
                                   17         March, 1999
                                   17         April, 1999

THE MESQUITE TRAILS PARTNERSHIP

(Mesquite Trails Apartments)

       Mesquite Trails Apartments is an existing 24-unit apartment complex for families which is to be rehabilitated in Jacksboro, Texas. Mesquite Trails Apartments will consist of 16 one-bedroom units and 8 two-bedroom units contained in 6 buildings. The complex will offer central laundry facilities.

       Individual units will contain a refrigerator, range, air conditioning and a patio or porch.

       Rehabilitation of Mesquite Trails Apartments is anticipated to begin in February, 1998. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:


Number                           Number
of Units       Completion        of Units        Rent-Up
----------   -----------------   ----------   ----------------
    12       August, 1998           8         September, 1998
    12       September, 1998        8         October, 1998
                                    8         November, 1998

THE MONTFORT PARTNERSHIP

(Munjoy South Apartments)

       Munjoy South Apartments is a 140-unit apartment complex for families which is to be constructed on Montfort Street at Fore Street in Portland, Maine. Munjoy South Apartments will consist of 12 one-bedroom units, 82 two-bedroom units, 42 three-bedroom units and 4 four-bedroom units contained in 29 buildings. The complex will offer central laundry facilities.

       Individual units will contain a refrigerator, range, cable television hook-up and a patio or porch.

       Construction of Munjoy South Apartments is anticipated to begin in February, 1998. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:


Number                           Number
of Units       Completion        of Units        Rent-Up
----------   -----------------   ----------   ----------------
    35       July, 1998            35         August, 1998
    35       August, 1998          35         September, 1998
    35       September, 1998       35         October, 1998
    35       October, 1998         35         November, 1998

THE NORTHPARK PARTNERSHIP

(Northpark Apartments)

       Northpark Apartments is an existing 24-unit apartment complex for families which is to be rehabilitated in Marietta, Oklahoma. Northpark Apartments will consist of 14 one-bedroom units and 10 two-bedroom units contained in 8 buildings. The complex will offer central laundry facilities.

       Individual units will contain a refrigerator, range, air conditioning and a patio or porch.

       Rehabilitation of Northpark Apartments is anticipated to begin in February, 1998. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:


Number                           Number
of Units       Completion        of Units        Rent-Up
----------   -----------------   ----------   ----------------
    12       August, 1998           8         September, 1998
    12       September, 1998        8         October, 1998
                                    8         November, 1998

THE NOTTOWAY PARTNERSHIP

(Nottoway Manor Apartments)

Nottoway Manor Apartments is an existing 28-unit apartment complex for families which is to be rehabilitated on Nottoway Avenue in Blackstone, Virginia. Nottoway Manor Apartments will consist of 14 one-bedroom units and 14 two-bedroom units contained in 3 buildings. The complex will offer central laundry facilities.

       Individual units will contain a refrigerator, range, air conditioning and a patio or balcony.

       Rehabilitation of Nottoway Manor Apartments is anticipated to begin in December, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:


Number                       Number
of Units     Completion      of Units     Rent-Up
----------   -------------   ----------   ----------
    28       April, 1998       28         May, 1998

THE PARK RIDGE PARTNERSHIP

(Park Ridge Apartments)

       Park Ridge Apartments is a 22-unit apartment complex for families which is to be constructed on McCannon Ridge Road in McKee, Kentucky. Park

Ridge Apartments will consist of 4 one-bedroom units, 16 two-bedroom units and 2 three-bedroom units contained in 4 buildings. The complex will offer a meeting room, playground and central laundry facilities.

       Individual units will contain a refrigerator, range, air conditioning and a patio or porch.

       Construction of Park Ridge Apartments is anticipated to begin in November, 1997. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:


Number                      Number
of Units     Completion     of Units      Rent-Up
----------   ------------   ----------   -------------
    11       May, 1998        11         July, 1998
    11       June, 1998       11         August, 1998

THE PARKLAND PARTNERSHIP

(Parkland Apartments)

       Parkland Apartments is an 84-unit apartment complex for families which is to be constructed in Cleveland, Tennessee. Parkland Apartments will consist of 16 one-bedroom units, 48 two-bedroom units and 20 three-bedroom units contained in 12 buildings. The complex will offer a pool, recreation building, playground and central laundry facilities.

       Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning, cable television hook-up and a patio or porch.

       Construction of Parkland Apartments is anticipated to begin in April, 1998. The Operating General Partners anticipate that construction completion and occupancy will occur as follows:


Number                          Number
of Units      Completion        of Units        Rent-Up
----------   ----------------   ----------   ----------------
    21       February, 1999       12         March, 1999
    21       March, 1999          12         April, 1999
    21       April, 1999          12         May, 1999
    21       May, 1999            12         June, 1999
                                  12         July, 1999
                                  12         August, 1999
                                  12         September, 1999

THE PILOT POINT PARTNERSHIP

(Pilot Point Apartments)

       Pilot Point Apartments is an existing 24-unit apartment complex for families which is to be rehabilitated in Pilot Point, Texas. Pilot Point Apartments will consist of 14 one-bedroom units and 10 two-bedroom units contained in 6 buildings. The complex will offer central laundry facilities.

       Individual units will contain a refrigerator, range, air conditioning and a patio or porch.

       Rehabilitation of Pilot Point Apartments is anticipated to begin in January, 1998. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:


Number                           Number
of Units       Completion        of Units       Rent-Up
----------   -----------------   ----------   ---------------
    12       September, 1998        8         October, 1998
    12       October, 1998          8         November, 1998
                                    8         December, 1998

THE PLANTERSVILLE PARTNERSHIP

(Plantersville Apartments)

       Plantersville Apartments is an existing 24-unit apartment complex for families which is to be rehabilitated in Plantersville, Mississippi. Plantersville Apartments will consist of 8 one-bedroom units and 16 two-bedroom units contained in 6 buildings. The complex will offer central laundry facilities.

       Individual units will contain a refrigerator, range and a patio or porch.

       Rehabilitation of Plantersville Apartments is anticipated to begin in April, 1998. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:


Number                           Number
of Units       Completion        of Units       Rent-Up
----------   -----------------   ----------   ---------------
    12       September, 1998       12         October, 1998
    12       October, 1998         12         November, 1998

THE RIVERBEND PARTNERSHIP

(Riverbend Apartments)

       Riverbend Apartments is a 28-unit apartment complex for families which is to be constructed on South Street near Main Street in Biddeford, Maine. Riverbend Apartments will consist of 18 two-bedroom units and 10 three-bedroom units contained in 2 buildings. The complex will offer a walking trail and central laundry facilities.

       Individual units will contain a refrigerator, range with exhaust fan, air conditioning and a patio or porch.

       Construction of Riverbend Apartments is anticipated to begin in March, 1998. The Operating General Partners anticipate that construction completion and occupancy will occur as follows:


Number                           Number
of Units       Completion        of Units       Rent-Up
----------   -----------------   ----------   ---------------
    14       September, 1998        7         October, 1998
    14       October, 1998          7         November, 1998
                                    7         December, 1998
                                    7         January, 1999

THE ROYAL ESTATES PARTNERSHIP

(Royal Estates Apartments)

       Royal Estates Apartments is an existing 32-unit apartment complex for families which is to be rehabilitated in Canton, Mississippi. Royal Estates Apartments will consist of 20 one-bedroom units and 12 two-bedroom units contained in 8 buildings. The complex will offer a function room and central laundry facilities.

       Individual units will contain a refrigerator, range and a patio or porch.

       Rehabilitation of Royal Estates Apartments is anticipated to begin in March, 1998. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:


Number                           Number
of Units       Completion        of Units       Rent-Up
----------   -----------------   ----------   ---------------
    16       September, 1998       16         October, 1998
    16       October, 1998         16         November, 1998

THE SPRINGS MANOR PARTNERSHIP

(Springs Manor Apartments)

       Springs Manor Apartments is an existing 32-unit apartment complex for families which is to be rehabilitated in Hattiesburg, Mississippi. Springs Manor Apartments will consist of 20 one-bedroom units and 12 two-bedroom units contained in 8 buildings. The complex will offer central laundry facilities.

       Individual units will contain a refrigerator, range and a patio or porch.

       Rehabilitation of Springs Manor Apartments is anticipated to begin in February, 1998. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:


Number                           Number
of Units       Completion        of Units       Rent-Up
----------   -----------------   ----------   ---------------
    16       September, 1998       16         October, 1998
    16       October, 1998         16         November, 1998

THE WINDSOR PARK PARTNERSHIP

(Windsor Park Apartments)

       Windsor Park Apartments is a 279-unit apartment complex for families which is to be rehabilitated in Jackson, Mississippi. Windsor Park Apartments will consist of 96 one-bedroom units, 170 two-bedroom units and 13 three-bedroom units contained in 18 buildings. The complex will offer a function room, pool and central laundry facilities.

       Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning and a patio or porch.

       Construction of Windsor Park Apartments is anticipated to begin in October, 1997. The Operating General Partners anticipate that construction completion and occupancy will occur as follows:


Number                        Number
of Units     Completion       of Units        Rent-Up
----------   --------------   ----------   ----------------
    24       March, 1998        31         May, 1998
    45       April, 1998        31         June, 1998
    45       May, 1998          31         July, 1998
    55       June, 1998         31         August, 1998
    55       July, 1998         31         September, 1998
    55       August, 1998       31         October, 1998
                                31         November, 1998
                                31         December, 1998
                                31         January, 1999